Company:	Jack Henry & Associates, Inc.	Analyst Contact:	Vance Sherard
	663 Highway 60, P.O. Box 807		Vice President, Investor Relations
	Monett, MO 65708		(417) 235-6652

		Press Contact:	Mark Folk
Director, Corporate Communications
(704) 890-5323
Jack Henry & Associates to Elevate Shanon McLachlan to COO in July 2024
McLachlan has served as President of Jack Henry Credit Union Solutions since 2019

MONETT, Mo., March 11, 2024 – Jack Henry & Associates Inc.® (Nasdaq: JKHY) announced today that Shanon McLachlan, President of Jack Henry Credit Union Solutions, will become Chief Operating Officer (COO) effective July 1, 2024. As previously announced, Jack Henry President and COO Greg Adelson is being elevated to President and CEO on July 1, 2024. McLachlan, who also will become a Senior Vice President and executive officer of the company, will continue to report to Adelson.
In his new role, McLachlan will be responsible for all business lines, operations, and infrastructure. McLachlan joined Jack Henry in 2015 and served as Senior Managing Director of ProfitStars® before becoming President of Symitar® (now Credit Union Solutions) in 2019.
“Shanon is a strategic, visionary leader who has done an outstanding job leading key businesses and significantly contributing to our company’s overall success,” Adelson said. “His significant technology and operational experience in both the banking and the credit union industry positions him extremely well for this new opportunity. His expertise and skills will help ensure a seamless transition as we continue to execute our strategic objectives, advance our technology modernization strategy, and further adopt One Jack Henry to optimize our business operations to deliver value for our associates, clients, and shareholders.”

Under McLachlan’s leadership, the Credit Union Solutions team has improved operations and service, at both the business and enterprise level, through an unwavering focus on the company’s One Jack Henry program to simplify and enhance the associate and client experience. Prior to joining Jack Henry, McLachlan worked at a core systems company where he supported both banks and credit unions and was engaged in all aspects of implementations and customer support. In addition, he held Chief Technology Officer and SVP of Operations roles where he was an integral part of the Executive Leadership team and heavily involved in mergers and acquisitions.

“I’m excited and humbled for the opportunity to step into the COO role and continue building on the great momentum that we’ve experienced under Greg’s leadership,” McLachlan said. “We will remain focused on innovation and execution and keeping our clients at the center of everything that we do. Greg has built an outstanding team of talented, driven, and dedicated professionals in the COO organization, and I am honored to collaborate with them as we continue to move our company forward.”

About Jack Henry & Associates, Inc.®
Jack Henry™ (Nasdaq: JKHY) is a well-rounded financial technology company that strengthens connections between financial institutions and the people and businesses they serve. We are an S&P 500 company that prioritizes openness, collaboration, and user centricity – offering banks and credit unions a vibrant ecosystem of internally developed modern capabilities as well as the ability to integrate with leading fintechs. For more than 47 years, Jack Henry has provided technology solutions to enable clients to innovate faster, strategically differentiate, and successfully compete while serving the evolving needs of their accountholders. We empower approximately 7,500 clients with people-inspired innovation, personal service, and insight-driven solutions that help reduce the barriers to financial health. Additional information is available at www.jackhenry.com.

Statements made in this news release that are not historical facts are “forward-looking statements.” Because forward-looking statements relate to the future, they are subject to inherent risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, but are not limited to, those discussed in the Company’s Securities and Exchange Commission filings, including the Company’s most recent reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.” Any forward-looking statement made in this news release speaks only as of the date of the news release, and the Company expressly disclaims any obligation to publicly update or revise any forward-looking statement, whether because of new information, future events or otherwise.